UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2011

Pollex, Inc.
(Exact name of registrant as specified in its charter)
Nevada	000-49933	95-4886472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 De La Cruz Blvd. Suite 235, Santa Clara, CA 95050
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (408) 350-7340

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Debt Cancellation

On March 21, 2011, Pollex, Inc. (the “Company”), entered into a Conversion and Release Agreement (the “Agreement”) with Joytoto Co., Ltd. (“Joytoto Korea”).  Pursuant to the terms of the Agreement, the Company issued 166,666 shares of its common stock to Joytoto Korea in consideration for the cancellation of $20,000 owed to Joytoto Korea by the Company.

Employment Agreements

On March 21, 2011, the Company entered into three year employment agreements (the “Employment Agreements”) with each of Seong Yong Cho,  its current President and Chief Executive Officer, and Seong Sam Cho,  its current Chief Financial Officer, respectively.  Pursuant to the terms of the Employment Agreements, Mr. Seong Yong Cho will continue to serve as President and Chief Executive Officer of the Company for an annual salary of $1.00 and Mr. Seong Sam Cho will continue to serve as Chief Financial Officer of the Company for an annual salary of $1.00.

Item 3.02 Unregistered Sale of Equity Securities

As described in Item 1.01 above, which information that is required to be disclosed under this Item 3.02 is hereby incorporated by reference into this Item, on March 21, 2011, the Company’s issued 166,666 shares of common stock to Joytoto Korea in consideration for the cancellation of $20,000 worth of debt of the Company held by Joytoto Korea.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

10.1	Conversion and Release Agreement
10.2	Employment Agreement with Seong Yong Cho
10.3	Employment Agreement with Seong Sam Cho

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLLEX, INC.

Date: March 25, 2011	By:	/s/ Seong Yong Cho
Seong Yong Cho, Chief Executive Officer

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